Exhibit 10.2

                            EQUIPMENT LEASE AGREEMENT

      THIS AGREEMENT is entered into by and between the North Texas Research Institute, UNT Box 5396, Denton, Texas, 76203 ("Lessor" or "NTRI"), the University of North Texas, UNT Box 5396, Denton, Texas, 76203 ("UNT") and the Applied Isotope Products Corporation, #5 Sugarshack Road, Austin, Texas, 78727 ("Lessee" or "AIPC") for the purpose of leasing certain tomographic testing equipment.

WITNESSETH,

      WHEREAS, Lessor owns and has control over tomographic testing equipment ("Equipment"); and

      WHEREAS, UNT anticipates assuming ownership of such equipment; and

      WHEREAS, Lessee desires to use such Equipment for its own purposes and to provide commercial services to others;

      NOW, THEREFORE, in consideration of the foregoing, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    LEASE OF EQUIPMENT

      Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment, upon the terms and conditions hereinafter set forth (the specific item(s) and/or systems(s) which make up such Equipment are fully set forth in Schedule A. which is attached hereto and made a part hereof for all purposes).

2.    USE OF EQUIPMENT

      Lessor and Lessee acknowledge that the Equipment shall be used to conduct tomographic research, development and commercial testing for which Lessee will contract with third parties.

      Lessor and Lessee acknowledge and agree that Lessor may use the Equipment for non-commercial purposes at time when such Equipment is not in use by Lessee's Associates as stipulated in paragraph 4 below.

3.    TERM OF LEASE

      The lease term shall commence as of March 1, 1996, and continue in full force and effect for a period of five (5) years unless otherwise terminated in accordance with the provisions herein. Lessor or Lessee may terminate this lease upon thirty (30) days prior written notice of the intent to terminate to the other party. Early termination of this Agreement shall not affect rights or obligations of either party which accrue prior to such termination.

4.    LEASE PAYMENTS

      Lessee hereby agrees to pay Lessor four (4) monthly rental payments of Five Hundred Dollars ($500.00), for a total payment of Two Thousand Dollars ($2,000.00), which shall be due with the execution of this Agreement and shall be non-refundable. Lessee further agrees to pay Lessor monthly rental payments of Five Hundred Dollars ($500.00) each beginning on July 1, 1996 and continuing for the remainder of the lease term. These rental payments shall be payable on the first day of each month that this Agreement is in effect or with the execution of this Agreement if the first day of the month has passed. In case of a scheduling conflict, these rental payments shall provide Lessee with a right of first refusal to the use of the Leased Equipment.

      Lessee further agrees to pay Lessor use fees on the Equipment in the amount of Ten Percent (10%) of the gross revenues received by Lessee from the commercial scanning services of the Equipment. Use fee payments shall be payable the month following the collection of such fees. Such payment shall be made with the rental fee payment.

5.    REVIEW OF RECORDS

      Lessee agrees to keep true, accurate and complete records of all revenues collected from use of Equipment for commercial scanning service. All such records shall be maintained by the Lessee for the term of this Agreement and two years thereafter. Upon request, Lessor shall have full access to any Lessee accounts and records pertaining to this Agreement and the right to audit same.

6.    INSURANCE

      Both parities agree that Lessee shall insure the Equipment for fire and extended coverage during the period of this Lease Agreement. The dollar value of the coverage shall not be less than eighty percent (80%) of the replacement cost of the Equipment. In the event of damage or loss, any proceeds of such insurance shall, at the option of Lessee, (a) be used to repair or replace the Equipment or (b) be transferred to Lessor for use in purchasing additional equipment items for lease to Lessee.

7.    ALTERATIONS

      Lessee is hereby given the right to make alterations, additions, or improvements to the Equipment, so long as the value of the equipment is not materially reduced thereby. Lessor retains title to improvements in the Equipment; however, software and intellectual property improvements shall remain the property of Lessee.

8.    MAINTENANCE AND REPAIR

      It is acknowledged that the Equipment being leased by Lessee may require repair to return the Equipment to its as manufactured condition and performance specification. The repairs, extent of repair and the time of repair shall be at the sole discretion and option of Lessee. All maintenance and repair cost as deemed necessary by Lessee shall be the sole responsibility of Lessee, subject to Section 12 hereof.

9.    LOCATION

      Lessee shall not, without the prior written consent of Lessor, permit the Equipment to be removed from the State of Texas.

10.   DISCLAIMER OF WARRANTIES

      LESSOR MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE VALUE, DESIGN, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR FITNESS FOR USE OF THE LEASED EQUIPMENT OR ANY PORTION THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE LEASED EQUIPMENT OR ANY PORTION THEREOF.

      LESSEE HEREBY ACKNOWLEDGES AND DECLARES THAT LESSEE IS SOLELY RESPONSIBLE FOR THE APPLICATION, OPERATION AND MAINTENANCE OF THE EQUIPMENT BY LESSEE, AND THAT LESSOR HAS NO RESPONSIBILITY THEREFOR. IN NO EVENT SHALL LESSOR BE LIABLE FOR ANY DIRECT OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH OR ARISING OUT OF THE APPLICATION OR USE OF THE EQUIPMENT BY LESSEE, PRIVATELY OR COMMERCIALLY, OR BY THIS LEASE AGREEMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING OR USE BY LESSEE OF ANY ITEM PRODUCT OR SERVICE PROVIDED FOR HEREIN.

11.   INDEMNIFICATION

      LESSEE AGREES TO DEFEND, ASSUME THE COST OF DEFENSE, HOLD HARMLESS, AND INDEMNIFY LESSOR, ITS OFFICERS, AGENTS, AND EMPLOYEES FROM AND AGAINST ALL LIABILITY AND EXPENSES (INCLUDING COSTS AND ATTORNEYS' FEES) RESULTING FROM ANY INJURY (INCLUDING DEATH) TO ANY PERSON AND FROM ANY DAMAGES TO THE PROPERTY OF OTHERS ARISING OUT OF THE ACTS OR OMISSIONS OF LESSEE'S OFFICERS, AGENTS OR EMPLOYEES IN CONNECTION WITH THE WORK CARRIED OUT INVOLVING THE EQUIPMENT. LESSEE SHALL TAKE ALL REASONABLE PRECAUTIONS IN

THE PERFORMANCE OF THE WORK INVOLVING THE EQUIPMENT TO PROTECT THE HEALTH AND SAFETY OF ALL PERSONS AND TO MINIMIZE ALL HAZARDS TO LIFE AND PROPERTY.

12.   GENERAL DUTIES OF LESSEE

      The parties agree that Lessee shall have primary use of the Equipment for the purpose of conducting commercial research, development, and testing activities. Lessee, at its sole discretion, shall repair said equipment to the degree Lessee deems necessary to conduct said commercial research, development, and testing activities. Lessee agrees to maintain the Equipment in its as leased condition along with any repairs or improvements in accordance with normal practices. All costs resulting from operations, maintenance and other actions of Lessee involving the Equipment shall be borne by Lessee, and all benefits derived from Lessee's actions using the Equipment shall inure to Lessee during the term of this Agreement, except as provided herein. In the event of termination of this Agreement, Lessee shall be responsible for returning Equipment to Lessor in the same condition which it was received, normal wear and tear excepted. In such event, Lessee shall bear all costs associated with such return.

13.   COMPLIANCE WITH LAW

      Lessee shall be solely responsible for compliance with all applicable statutes, rules, orders, regulations and requirements of all governmental authorities, now existing or hereinafter enacted, pertaining to Lessee's actions involving the Equipment.

14.   ASSIGNMENT AND SUBLEASE

      Lessor shall not encumber its interest in the use of the Equipment and shall not sell or encumber its ownership of this lease during the term hereof without the consent of Lessee, except that Lessor shall have the right to transfer ownership to UNT. Lessor and Lessee understand and acknowledge that UNT anticipates assuming ownership of the equipment during the term of this Lease. In such event, UNT shall automatically assume all rights and obligations of Lessor as provided under this Agreement, whether accrued or owed in the future.

      Without the prior written consent of Lessor, Lessee shall not (a) assign or transfer this Lease Agreement, the Equipment or any part thereof, or (b) permit the Equipment or any part thereof to be used by anyone other than Lessee.

15.   NOTICES

      Any notice called for or permitted under the terms hereof may be given in writing and sent by ordinary mail to the last address of the party to whom the notice is given as designated by such party in writing.

            Lessor hereby designates its address as:
                  Dr. Rollie R. Schafer
                  Executive Director
                  North Texas Research Institute
                  P. O. Box 5396, NT Station
                  Denton, Texas  76203-5396

            Lessee hereby designates its address as:
                  Mr. Virgil Simmons
                  President
                  Applied Isotope Products Corporation
                  #5 Sugarshack Road
                  Austin, Texas  78727

A party may change the address it uses for notice by notifying the other party of such address change.

16.   STATE LAW AND VENUE

      This Agreement shall be construed in accordance with the laws of the State of Texas and venue for any proceeding related to this Agreement shall lie in Denton County, Texas.

17.   BINDING OF HEIRS AND ASSIGNS

      Subject to the provisions of this Lease Agreement against assignment of interests hereunder, all provisions of this Lease Agreement shall extend to and bind, or inure to the benefit not only of the parties hereto but to each and every one of the heirs, executors, representatives, successors, and assigns of Lessor and Lessee.

18.   INVALID CLAUSES

      It is expressly agreed and understood by the parties hereto that if any provision of this Lease Agreement is held to be invalid under any applicable statue or rule of law, it is deemed to that extent to be omitted. However, the balance of the Agreement shall remain in full force and effect.

19.   ENTIRETY CLAUSE

      This instrument and Schedule A attached hereto constitute the entire agreement between the parties relating to the rights herein granted and the obligations herein assumed. Any representations or modifications concerning this instrument shall be of no force or effect excepting a subsequent modification in writing, signed by all parties.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date of the last signature following.


NORTH TEXAS RESEARCH INSTITUTE


/s/ Rollie R. Schafer                                      7/22/96
-------------------------------------------           ------------------
Rollie R. Schafer                                      (Date)
Executive Director

UNIVERSITY OF NORTH TEXAS


/s/ Phillip C. Diebel                                      7/22/96
-------------------------------------------           ------------------
Phillip C. Diebel                                       (Date)
Vice President for Finance and
Business Affairs

APPLIED ISOTOPE PRODUCTS CORPORATION


/s/ Virgil L. Simmons                                      7-8-96
-------------------------------------------           ------------------
Virgil Simmons                                          (Date)
President

                                   SCHEDULE A
                                LEASED EQUIPMENT

                                ASSET DESCRIPTION


            IDM Tomographic Software.

            DEC Fortran & VAM-VMS Operating System


      System design specifications as specified in Exhibit 2. AGREEMENT for Evaluation of Integrated Pipe and Inspection Systems, between Texas Utilities Electric Company and International Digital Modeling Corporation, executed September 7, 1990 (Exhibit 2, See Addenda).

                                ASSET DESCRIPTION


Stationary Tomographic Pipe (IRIS-1) Inspection, IDM A06, consisting of:

(1) IDM Data Acquisition System mounted on triangular base, three banks of 243 Scintillator Detector Assemblies spaced at one-sixth degree intervals, three Amersham 1006C Gauging Devices (each with Cobalt-60 pellet) strength of 100 Curles. Three air conditioning units.

      Electronic Housing Unit with;
         CAMAC Signal Processing Unit
         High Voltage Power Supply
         Low Voltage Power Supply
         Subpositioning Motor Drives
         Control Interface Module

      EHU Interface Cables

      EHU Power Distributors

      EHU Environmental Conditioning Unit

      Source Control Module & Interface Cables

      Ludlum, Model 1003, Radiation Area Alarm

(1)   Pandijires Model TU Gantry Position.  S/N 60-4360, 10' vertical travel

(1)   Troyke. 54" Precision Rotary Table.

Computer System. Digital (DEC), Model Microvax-II (630Q2), Computer with 1-MB memory and 4-MB expansion memory, consisting of:

(1)   159-MB Winchester, Disk Drive, Model DEC-RD-54DA.

(1)   Ethernet 802.3 Adapter, Model DELQA-M.

(1)   95-MB, Cartridge Tap Controller, Model TK-50-AA.

(1)   Graphics, Video Terminal, Model VT330-C2

(1)   Matsushira, Model TX-2016MA, Remote Terminal.

(1)   CDA Multiplexer.

(1)   Alphatronix Inspire, Disk Drive

(1)   OKITEL Model 2400 Modem.

(1)   Model 2160-KS, Serial Highway Drive.

Lot Assorted installed boards, etc.